SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2005

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	1-10307	74-0704500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS	77487
(Address of principal executive offices)	(Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 16, 2005, Imperial Sugar Company entered into a definitive agreement with Southern Minnesota Beet Sugar Cooperative, a sugar processing cooperative based in Renville, Minnesota, to sell Imperial’s Holly Sugar Corporation subsidiary. The sale, which is expected to close in September 2005, is subject to completion of environmental due diligence and customary regulatory approvals.

Holly Sugar’s primary operations include two beet sugar factories, located in Brawley and Mendota, California, a distribution facility located in Tracy, California and Holly Hybrids, Inc., a beet seed processor and marketer located in Sheridan, Wyoming. Terms of the transaction include an estimated price of $50 million (adjusted based on actual working capital at closing), of which $2.8 million will be placed in escrow for 18 months from the closing date and an additional $1.0 million will be held in escrow pending the final determination of working capital.

The Company issued a press release dated August 17, 2005 announcing the signing of the agreement. The press release is attached as Exhibit 99.1. A copy of the Stock and Asset Purchase Agreement is included in this filing as Exhibit 10. The Stock and Asset Purchase Agreement provides further information regarding the terms of the sale of the Holly Sugar Corporation subsidiary. Except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the sale, the Stock and Asset Purchase Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in that agreement were made only for purposes of such agreement and as of specific dates. Such representations, warranties and covenants are qualified in a variety of respects, including by information in disclosure schedules that the parties exchanged in connection with the execution of that agreement, and may be subject to standards of materiality that differ from those relevant to investors. Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts. Investors are not third party beneficiaries under the Stock and Asset Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its affiliates.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.	Stock and Asset Purchase Agreement dated as of August 16, 2005.

99.1	Press release issued by Imperial Sugar Company dated August 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: August 19, 2005	By:	/s/ H. P. Mechler
H. P. Mechler
Senior Vice President and Chief Financial Officer